Exhibit 99.1

News Release

Allin Corporation 381 Mansfield Avenue Suite 400 Pittsburgh, Pennsylvania 15220-2751	Telephone: (412) 928-2022 Telefax: (412) 928-0225

Allin Corporation Announces Second Quarter Results

Wednesday, August 6, 2003

For Release at 4:30 PM EST

Pittsburgh, PA: Allin Corporation (OTCBB: ALLN), an information technology consulting company, today reported results for the three months and six months ended June 30, 2003.

For the three-month and six-month periods ended June 30, 2003, revenue was $3.5 million and $6.8 million, respectively, compared to $3.4 million and $6.3 million for the three-month and six-month periods ended June 30, 2002, respectively. The Company recorded net income attributable to common shareholders in the amount of $278,000 ($0.03 per share—diluted) and $351,000 ($0.04 per share—diluted) for the three-month and six-month periods ended June 30, 2003, respectively, compared to a net loss attributable to common shareholders of $11,000 ($0.00 per share—diluted) and $378,000 ($0.05 per share—diluted) for the three-month and six-month periods ended June 30, 2002, respectively.

“The Company recorded year-to-year revenue growth for the three months and six months ended June 30, 2003, as well as growth on a sequential quarter basis,” stated Rich Talarico, Allin’s chief executive officer. “We were also able to deliver improved bottom line results comparing each of these periods. The main driver of the Company’s profitability continues to be the Interactive Media Solution Area, although we did see strong improvement in our E-Business Solution Area on a year-to-year basis as well. The Technology Infrastructure Solution Area and Outsourced Services continued to record revenue declines; however, the declines in Technology Infrastructure were substantially less than last year at this time. Although we were able to deliver these results in the face of a difficult technology market, we continue to be cautious about the short-term outlook for revenue growth.”

The Company recorded overall revenue growth of 3% comparing the three months ended June 30, 2003 with the same period of the prior year. The year-to-date increase was larger, with the Company recording an 8% increase in revenue for the six months ended June 30, 2003, compared to the six months ended June 30, 2002. During the three-month period ended June 30, 2003, a 19% increase in Solution Area Consulting Services, compared to the same period of the prior year, was offset to a certain extent by a decline in Solution Area Integration Services. The decline in integration services was attributable to the fact that the Company delivered more technologically advanced interactive television systems to its cruise line clients at prices lower than the prior year. On a year-to-date basis, the Company recorded increases in revenue in both Solution Area Consulting and Integration Services, as it recorded a 34% increase in the E-Business Solution Area and a 17% increase in the Interactive Media Solution Area.

The Company recorded improved gross profit for the three and six-month periods ended June 30, 2003, as compared to the same periods of the prior year, posting increases of 17% and 22%, respectively.

The Company also recorded declines in operating expenses, which contributed to the improved bottom line results. Operating expenses declined 5% comparing both the three-month and six-month periods ended June 30, 2003 with the same periods ended June 30, 2002. The improvements from the top line through the expense line enabled the Company to deliver the stronger bottom-line results reported for the periods ended June 30, 2003.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. See “Forward-Looking Statements” below. The Company undertakes no obligation to update these statements.

Because a number of the Company’s interactive television integration projects contracted for implementation in 2003 were weighted toward the first half of the year, the Company expects that revenue for the second half of the year will be lower than revenue for the first-half of the year. The Company estimates that revenue in the third quarter of 2003 will be in the range of $2.8 million to $3.0 million. The Company anticipates that revenue for the full year 2003 will be in the range of $13.0 million to $13.3 million.

The Company anticipates a net loss attributable to common shareholders of between $250,000 ($0.04 per common share) and $350,000 ($0.05 per common share) in the third quarter of 2003. The Company anticipates that its bottom line results for the full year 2003 will range from break even ($0.00 per share) to a net loss attributable to common shareholders of $200,000 ($0.03) per common share.

About Allin Corporation

Allin Corporation is a leading provider of solutions-oriented application development and technology infrastructure consulting and systems integration services. Allin specializes in interactive media and Microsoft-based technologies with operations centered on three solution areas: Interactive Media, Technology Infrastructure and E-Business. Allin leverages its experience in these areas to work with clients through a disciplined project delivery framework to ensure that solutions are delivered on time and on budget. The Company maintains offices in Pittsburgh, Pennsylvania, Ft. Lauderdale, Florida and San Jose and Walnut Creek, California.

For additional information about Allin, visit the Company’s Internet site on the World Wide Web at <http://www.allin.com>.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. These forward-looking statements are based on current expectations and projections about future events and financial trends. The words or phrases “continues to be”, “continue to be cautious”, “expects”, “estimates”, “anticipates” and similar words or expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among other things, the Company’s limited operating history under its new marketing strategies, risks inherent in the development of new markets and products, the need for management of growth, limited capital and competitive market conditions. These are representative of factors which could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions and future incidents of terrorism or other events that may negatively impact the markets where the Company competes. The Company undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

CONTACT:	Dean C. Praskach	Phone:	(412) 928-2022
	Chief Financial Officer	Telefax:	(412) 928-0225
	Allin Corporation	E-mail:	Dean.Praskach@allin.com

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ALLIN CORPORATION & SUBSIDIARIES

SELECTED FINANCIAL DATA

(Dollars in thousands, except for per share data)

The selected financial data for each of the periods ended June 30, 2003 and 2002, presented below, have been derived from the consolidated financial statements of the Company for 2003 and 2002.

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
	Unaudited	Unaudited	Unaudited	Unaudited
Revenue
Solution area consulting services	$1,927	$1,624	$3,701	$2,988
Solution area integration services	1,332	1,412	2,546	2,363
Outsourced services	181	324	364	681
Ancillary services	24	17	46	36
Ancillary product sales	69	59	121	185

Total revenue	3,533	3,436	6,778	6,253

Cost of sales	1,636	1,811	3,145	3,286

Gross profit	1,897	1,625	3,633	2,967
Selling, general & administrative	1,290	1,292	2,681	2,694
Loss from impairment of assets	-0-	-0-	27	-0-
Depreciation & amortization	76	152	150	301

Total operating expenses	1,366	1,444	2,858	2,995

Income (loss) from operations	531	181	775	(28)
Interest expense, net	7	10	20	9
Provision for income taxes	70	-0-	55	-0-

Income (loss) from continuing operations	454	171	700	(37)
Loss from discontinued operations	-0-	12	-0-	5

Net income (loss)	454	159	700	(42)
Accretion and dividends on preferred stock	176	170	349	336

Net income (loss) attributable to common shareholders	$278	$(11)	$351	$(378)

Income (loss) per common share from continuing operations – basic	$0.04	$0.00	$0.05	$(0.05)
Income (loss) per common share from discontinued operations	$0.00	$0.00	$0.00	$0.00

Income (loss) per common share – basic	$0.04	$0.00	$0.05	$(0.05)

Income (loss) per common share – diluted	$0.03	$0.00	$0.04	$(0.05)

Weighted average shares outstanding – basic	6,967,339	6,967,339	6,967,339	6,967,339

Weighted average shares outstanding – diluted	11,262,163	6,967,339	11,257,959	6,967,339

	June 30, 2003	December 31, 2002
	Unaudited	Audited
Balance Sheet
Current Assets:
Cash and Cash Equivalents	$4,241	$1,895
Other Current Assets	2,993	5,800

Total Current Assets	7,234	7,695
Other Assets	2,553	2,607

Total Assets	$9,787	$10,302

Current Liabilities
Bank Line of Credit	-0-	-0-
Other Current Liabilities	2,825	3,865
Other Liabilities	2,851	2,685
Shareholder’s Equity	4,111	3,752

Total Liabilities and Shareholder’s Equity	$9,787	$10,302